PRESS RELEASE
For Immediate Release
  Consolidated-Tomoka Land Co.

Date:                                      October 17, 2008
Contact:	Bruce W. Teeters, Sr. Vice President
Phone:	(386) 274-2202
Facsimile:	(386) 274-1223

CONSOLIDATED TOMOKA REPORTS THIRD QUARTER EARNINGS

DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (AMEX: CTO: NYSE Alternext US–CTO) today reported net income of $105,246 or $.02 earnings per basic share and earnings before depreciation, amortization and deferred taxes (EBDDT) of $1,103,586 or $.19 per share for the quarter ended September 30, 2008.  The comparable numbers for the third quarter of 2007 were net income of $2,102,564 or $.37 earnings per basic share and EBDDT of $3,165,382 or $.55 per share.  For the nine months ended September 30, 2008, net income totaled $2,432,562 or $.42 earnings per basic share, compared with net income of $2,634,692 or $.46 earnings per basic share in 2007.  EBDDT totaled $5,536,262 or $.97 per share in 2008's first nine months, compared with $5,119,297 or $.90 per share in 2007 for the same period.

EBDDT is being provided to reflect the impact of the Company’s business strategy of investing in income properties utilizing tax deferred exchanges.  This strategy generates significant amounts of depreciation and deferred taxes.  The Company believes EBDDT is useful, along with net income, to understanding the Company’s operating results.

William H. McMunn, president and chief executive officer stated, “The Company’s long-term business strategy developed in 2000 is unique in that it will allow Consolidated Tomoka to ride out the current turndown from a position of strength. We are in excellent financial shape with little long-term debt ($6.6 million) and a $120 million portfolio of diversified income properties in the Southeast region that generates annually over $9 million of revenues and before tax cash flow.  Consistent with our long-term business strategy, these properties were all acquired by conversion of our land sales proceeds through 1031 tax-deferred exchanges, and the income from these assets will allow us to fund ongoing operations even without any new real estate sales.”

Mr. McMunn concluded, “With respect to real estate sales, we expect fourth quarter closing volume to be lower than in recent years based on current market conditions as some of our potential purchasers have either put their expansions on hold or have requested an extension into next year.  This is a very challenging real estate and economic environment, which we do not expect to improve for the foreseeable future.  Fortunately, our cash flow and balance sheet position allow us to delay land sales  until maximum value can be realized.  Therefore, we will continue to pursue the conversion of our forestry lands into hay operations, and we will pursue the necessary land use entitlements that will drive the long-term value of our land holdings.

We are highly confident that our long-term business strategy is serving our shareholders well, and will position us appropriately based on current market trends to continue to deliver long-term shareholder value both during this economic downturn and when the real estate market rebounds.”

Consolidated-Tomoka Land Co. is a Florida-based company primarily engaged in converting Company owned agricultural lands into a portfolio of income properties strategically located throughout the Southeast, and the development, management and sale of targeted real estate properties.  Visit our website at www.ctlc.com
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“Safe Harbor”

     Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

     The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2008, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; our ability to successfully execute acquisition or development strategies; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; the loss of any major income property tenants; and the availability of capital.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

     While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

     Disclosures in this press release regarding the Company’s current quarter’s financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-Q for the quarter ended September  30, 2008.  The financial information in this release reflects the Company’s preliminary results subject to completion of the quarterly review process.  The final results for the quarter may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

     This release refers to certain non-GAAP financial measures.  As required by the SEC, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release.  Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

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EARNINGS NEWS RELEASE

	QUARTER ENDED
	(UNAUDITED) SEPTEMBER 30, SEPTEMBER 30,
	2008	2007

REVENUES	$3,973,382	$7,098,154

NET INCOME	$105,246	$2,102,564

BASIC & DILUTED EARNINGS PER SHARE:
NET INCOME	$0.02	$0.37

	NINE MONTHS ENDED
	(UNAUDITED) SEPTEMBER 30, SEPTEMBER 30,
	2008	2007

REVENUES	$14,045,612	$21,157,407

NET INCOME	$2,432,562	$2,634,692

BASIC & DILUTED EARNINGS PER SHARE:
NET INCOME	$0.42	$0.46

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RECONCILIATION OF NET INCOME TO EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES

	QUARTER ENDED
	(UNAUDITED) SEPTEMBER 30, SEPTEMBER 30,
	2008	2007
NET INCOME	$105,246	$2,102,564

ADD BACK:

DEPRECIATION & AMORTIZATION	676,733	616,964

DEFERRED TAXES	321,607	445,854

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$1,103,586	$3,165,382

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,727,515	5,720,219

BASIC EBDDT PER SHARE	$0.19	$0.55

	NINE MONTHS ENDED
	(UNAUDITED) SEPTEMBER 30, SEPTEMBER 30,
	2008	2007
NET INCOME	$2,432,562	$2,634,692

ADD BACK:

DEPRECIATION & AMORTIZATION	1,966,494	1,848,214

DEFERRED TAXES	1,137,206	636,391

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$5,536,262	$5,119,297

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,727,072	5,713,450

BASIC EBDDT PER SHARE	$0.97	$0.90

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A MEASURE OF OPERATING
RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.
FURTHER, EBDDT IS NOT NECESSARILY INDICATIVE OF CASH AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED
AS AN ALTERNATIVE TO CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER, THAT EBDDT PROVIDES
RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH NET INCOME, FOR AN UNDERSTANDING OF THE COMPANY'S
OPERATING RESULTS.

EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION AND THE CHANGE IN DEFERRED INCOME TAXES TO NET INCOME AS
THEY REPRESENT NON-CASH CHARGES.

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CONSOLIDATED BALANCE SHEETS

	(UNAUDITED)
	SEPTEMBER 30,	DECEMBER 31,
	2008	2007
ASSETS	$	$
Cash	211,080	863,826
Restricted Cash	460,555	10,387,550
Investment Securities	5,173,172	10,193,094
Notes Receivable	4,203,693	5,164,421
Land and Development Costs	17,435,972	15,654,456
Intangible Assets	5,115,113	4,717,699
Other Assets	6,785,188	7,899,810
	39,384,773	54,880,856

Property, Plant & Equipment:
Land, Timber and Subsurface Interests	11,908,674	7,793,594
Golf Buildings, Improvements & Equipment	11,746,179	11,713,046
Income Properties Land, Buildings & Improvements	116,504,886	104,820,647
Other Building, Equipment and Land Improvements	3,226,949	2,909,057
Construction in Process	661,773	--
Total Property, Plant and Equipment	144,048,461	127,236,344
Less, Accumulated Depreciation and Amortization	(11,928,203)	(10,284,670)
Net - Property, Plant and Equipment	132,120,258	116,951,674

TOTAL ASSETS	171,505,031	171,832,530

LIABILITIES
Accounts Payable	840,562	452,090
Accrued Liabilities	8,752,305	8,684,175
Accrued Stock Based Compensation	1,725,728	3,277,821
Income Taxes Payable	101,640	3,058,049
Deferred Income Taxes	34,019,605	32,882,399
Notes Payable	8,579,550	6,807,388

TOTAL LIABILITIES	54,019,390	55,161,922

SHAREHOLDERS' EQUITY
Common Stock	5,727,515	5,725,806
Additional Paid in Capital	5,217,955	5,130,574
Retained Earnings	107,726,516	107,012,038
Accumulated Other Comprehensive Loss	(1,186,345)	(1,197,810)

TOTAL SHAREHOLDERS' EQUITY	117,485,641	116,670,608

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	171,505,031	171,832,530

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